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                                   EXHIBIT II


The Vanguard Money Market Reserves -- Prime Portfolio Institutional Shares (the "Portfolio") prospectus which has been included as Exhibit II is the version of the Prospectus developed for the Prime Portfolio Institutional class of shares. The prospectus is being filed simultaneously with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-1A and will be used by the Portfolio when the Commission has declared the Registration Statement filed on Form N-1A effective.

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                                                                      EXHIBIT II
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[VANGUARD MONEY MARKET RESERVES
PRIME PORTFOLIO INSTITUTIONAL SHARES LOGO]        A Member of The Vanguard Group
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PROSPECTUS -- OCTOBER --, 1995
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NEW ACCOUNT INFORMATION -- 1-800-523-1188
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INVESTMENT
OBJECTIVE AND
POLICIES              The Prime Portfolio of Vanguard Money Market Reserves,
                      Inc. (the "Portfolio") is an independent series of shares of Vanguard Money Market Reserves, Inc., an open-end diversified investment company (the "Fund"). The Portfolio's objective is to provide the maximum current income that is consistent with the preservation of capital and liquidity by investing in specified money market instruments. The Portfolio seeks to maintain a constant net asset value of $1.00 per share. ALTHOUGH THE PORTFOLIO INVESTS IN HIGH-QUALITY INSTRUMENTS, AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE
                      PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET
                      VALUE OF $1.00 PER SHARE.

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INVESTMENT
ALTERNATIVES          The Portfolio offers two separate classes of shares to
                      investors. The "Prime Portfolio Institutional Shares" are designed primarily for investors who meet certain administrative requirements and a minimum initial investment of $10 million. Only the Institutional class of shares are offered through this prospectus. The second class of shares, "Prime Portfolio" are available to all institutional and individual investors and are offered through a separate prospectus. To obtain information on the "Prime Portfolio" class of shares, please call
                      1-800-662-7447 (SHIP), Monday through Friday, from 8:00 a.m. to 9:00 p.m. and Saturday from 9:00 a.m. to 4:00 p.m.
                      (Eastern time).

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OPENING AN
ACCOUNT               Shares of the Portfolio may be purchased by Federal Funds
                      wire. The minimum initial investment is $10 million.
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ABOUT THIS
PROSPECTUS            This Prospectus is designed to set forth concisely the
                      information an investor should know about the Portfolio before investing. It should be retained for future reference. A "Statement of Additional Information" containing additional information about the Portfolio has been filed with the Securities and Exchange Commission.
                      This Statement is dated October --, 1995 and has been incorporated by reference into this Prospectus. A copy may be obtained without charge by writing to or calling
                      Vanguard at 1-800-523-1188.
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TABLE OF CONTENTS


Page                                  Page                                  Page
Portfolio Expenses .............2     Investment Limitations ..........5    SHAREHOLDER GUIDE
Yield and Total Return .........2     Management of the Portfolio .....5    Opening an Account and
        PORTFOLIO INFORMATION         Investment Adviser ..............6    Purchasing Shares ............. 10
Investment Objective ...........3     Dividends and Taxes .............7    Dividend and Trade Date
Investment Policies ............3     Share Price Determination .......8    Policy ........................ 11
Implementation of Policies .....4     General Information  ............9    Selling Shares ................ 11
Derivative Investing ...........5                                           Exchanging Shares ............. 12
                                                                            Important Information About
                                                                            Telephone Transactions ........ 13
                                                                            Other Account Information ..... 13



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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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


PORTFOLIO
EXPENSES The following table illustrates all expenses and fees that you would incur as a shareholder of the Fund's "Prime Portfolio Institutional Shares.". The expenses set forth below for the "Prime Portfolio Institutional Shares" are estimates for its first full year of operation.


                                                   SHAREHOLDER TRANSACTION EXPENSES
                           ---------------------------------------------------------------------------------
                           Sales Load Imposed on Purchases........................................      None
                           Sales Load Imposed on Reinvested Dividends.............................      None
                           Redemption Fees*.......................................................      None
                           Exchange Fees..........................................................      None
                                                    ANNUAL FUND OPERATING EXPENSES
                           ---------------------------------------------------------------------------------
                           Management & Administrative Expenses...................................     0.10%
                           Investment Advisory Fees...............................................      0.01
                           12b-1 Fees.............................................................      None
                           Other Expenses
                             Distribution Costs...........................................    0.02%
                             Miscellaneous Expenses.......................................    0.02
                                                                                              ----
                           Total Other Expenses...................................................      0.04
                                                                                                       -----
                                    TOTAL OPERATING EXPENSES......................................     0.15%
                                                                                                       -----
                                                                                                       -----
                           * Wire redemptions of less than $5,000 are subject to a $5 processing fee.

                      The purpose of this table is to assist an investor in understanding the various expenses that an investor in the Portfolio would bear directly or indirectly.

                      The following example illustrates the expenses that an investor would incur on a $1,000 investment over various periods, assuming (1) a 5% annual rate of return and (2) redemption at the end of each period. As noted in the table above, the Portfolio charges no redemption fees of any kind.

                        1 YEAR
                        ------       3 YEARS       5 YEARS       10 YEARS
                                     -------       -------       --------
                          $2           $ 5           $ 8           $ 19

                      THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR PERFORMANCE. ACTUAL EXPENSES MAY BE HIGHER OR LOWER THAN THOSE SHOWN.
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YIELD AND TOTAL
RETURN From time to time the Portfolio may advertise its yield and total return. Both yield and total return figures are based on historical earnings and are not intended to indicate future performance. The "total return" of the Portfolio refers to the average annual compounded rates of return over one-, five- and ten-year periods or over the life of the Portfolio (as stated in the advertisement) that would equate an initial amount invested at the beginning of a stated period to the ending redeemable value of the investment, assuming the reinvestment of all dividends and distributions.

                      In accordance with industry guidelines set forth by the U.S. Securities and Exchange Commission, the "seven-day" or "current" yield of the Portfolio reflects the income earned by a hypothetical account in the Portfolio during a seven-day period, expressed as an annual percentage rate. The "effective yield" of the Portfolio assumes the income over the seven-day period is reinvested weekly, resulting in a slightly higher stated yield through compounding. Methods used to

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                      calculate advertised yields are standardized for all money market funds. However, these methods differ from the
                      accounting methods used by the Portfolio to maintain its
                      books and records, and so advertised yields may not fully
                      reflect the income paid to a shareholder's account or the
                      yield reported in the Portfolio's Annual Report.
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INVESTMENT
OBJECTIVE             The Portfolio is designed primarily for institutional
                      investors. The Portfolio's objective is to provide the
                      maximum current income that is consistent with the
                      preservation of capital and liquidity by investing in
                      specified money market instruments. The Portfolio also
                      seeks to maintain a constant net asset value of $1.00 per
                      share.
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INVESTMENT
POLICIES
THE PORTFOLIO INVESTS
HIGH QUALITY MONEY
MARKET SECURITIES     The Portfolio will invest in the following high-quality
                      money market obligations issued by financial institutions, non-financial corporations, the U.S. Government, its agencies and instrumentalities and state and municipal governments and their agencies or instrumentalities:

                      (1) Negotiable certificates of deposit and bankers'
                          acceptances of U.S. banks having total assets in excess of $1 billion.

                      (2) Commercial paper (including variable amount master
                          demand notes) rated Prime-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation or, if unrated, issued by a corporation having an outstanding debt issue rated Aa3 or better by Moody's or AA- or better by Standard & Poor's.

                      (3) Short-term corporate obligations rated Aa3 or better
                          by Moody's or AA- or better by Standard & Poor's.

                      (4) Eurodollar and Yankee bank obligations. Eurodollar
                          bank obligations are dollar-denominated certificates of deposit or time deposits issued outside the U.S. by the foreign branches of U.S. banks and by foreign banks; Yankee bank obligations are dollar-denominated obligations issued in the U.S. by foreign banks.

                      (5) United States Treasury obligations including bills,
                          notes, bonds, and other debt obligations issued by the United States Treasury. These securities are backed by the full faith and credit of the U.S. Government.

                      (6) Securities issued or guaranteed by agencies and
                          instrumentalities of the U.S. Government. These include securities issued by the Federal Home Loan Bank, Federal Land Bank, Farmers Home Administration, Farm Credit Bank, Federal Intermediate Credit Bank, Federal National Mortgage Association, Federal Financing Bank, Tennessee Valley Authority, and others. Such "agency" securities may not be backed by the full faith and credit of the U.S. Government.

                      (7) Repurchase agreements collateralized by the securities listed in (5) and (6) above.

                      In addition, up to 10% of the Portfolio's net assets may be invested in "restricted" money market securities, which are not freely marketable or which are subject to restrictions on disposition under the Securities Act of 1933. As an operational policy, the Portfolio will not, in the aggregate, enter into repurchase agreements maturing in more than seven days, purchase restricted securities, or invest in any

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                      other illiquid securities if, as a result, more than 10%
                      of the net assets of the Portfolio would be invested in such assets.

                      The Portfolio invests in money market instruments that
                      mature in 13 months or less. The Portfolio will also
                      maintain an average weighted maturity of 90 days or less.
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IMPLEMENTATION
OF POLICIES
THE PORTFOLIO MAY
INVEST IN REPURCHASE
AGREEMENTS            The Portfolio may invest in repurchase agreements
                      according to the restrictions and limitations set forth on page 4 in "Investment Policies." A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller -- a U.S. commercial bank or recognized U.S. securities dealer -- sells securities to the Portfolio and agrees to repurchase the securities at the Portfolio's cost plus interest within a specified period (normally one day). In these transactions, the securities purchased by the Portfolio will have a total value equal to or in excess of the value of the repurchase agreement, and will be held by the Portfolio's Custodian
                      Bank until repurchased.

                      The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the underlying securities. While the Portfolio's management acknowledges these risks, it is expected that they can be controlled through stringent security selection and careful monitoring.

THE PORTFOLIO MAY
INVEST IN EURODOLLAR OR
YANKEE OBLIGATIONS    Eurodollar bank obligations are dollar-denominated
                      certificates of deposit or time deposits issued outside the U.S. capital markets by the foreign branches of U.S.
                      banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.

                      Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee) obligations are subject to certain sovereign risks. One such risk is the possibility that a foreign government might prevent dollar-denominated funds from flowing across its borders. Other risks include: adverse political and economic developments in a foreign country; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes; and expropriation or nationalization of foreign issuers. However, Eurodollar and Yankee obligations will undergo the same credit analysis as domestic issues in which the Portfolio invests, and foreign issuers will be required to meet the same tests of financial strength as the domestic issuers approved for the Portfolio.

PORTFOLIO TURNOVER
WILL BE HIGH          The Portfolio is expected to have a high portfolio
                      turnover rate due to the short maturities of the securities purchased. However, this high turnover rate should not

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                      increase the Portfolio's costs since brokerage commissions are not normally charged on the purchase or sale of money
                      market instruments.
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DERIVATIVE            Derivatives are instruments whose values are linked to or
INVESTING             derived from an underlying security.



THE FUND MAY INVEST
IN DERIVATIVE
SECURITIES



THE FUND WILL NOT     The Fund invests only in derivative securities such as
INVEST IN DERIVATIVES floating rate instruments with returns derived directly
WHICH ADD INCREASED   from standard, U.S. dollar-denominated short-term taxable
RISK TO THE FUND      interest rate benchmarks such as short-term LIBOR rates,
                      Federal Reserve Daily Federal Funds Effective Rate and
                      U.S. Treasury Bill auction results. The Fund neither uses derivatives to apply leverage, nor does it invest in futures or options.


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INVESTMENT            The Portfolio has adopted certain limitations designed to
LIMITATIONS           reduce its risk exposure. These limitations include the
                      following:
THE PORTFOLIO HAS
ADOPTED CERTAIN       (a) The Portfolio will not invest more than 5% of its
FUNDAMENTAL               assets in the securities of any single company,
LIMITATIONS               excluding obligations of the United States Government.

                      (b) The Portfolio will not purchase more than 10% of any
                          class of securities of any issuer.

                      (c) The Portfolio will not invest more than 25% of its
                          assets in any one industry, excluding obligations of the United States Government or certificates of deposit or banker's acceptances of domestic institutions.

                      (d) The Portfolio will not borrow money except for
                          emergency purposes and then not in excess of 15% of total assets.

                      These investment limitations are considered at the time investment securities are purchased. The limitations described here and in the Statement of Additional Information may be changed only with the approval of a majority of the Portfolio's shareholders.

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MANAGEMENT OF         Vanguard Money Market Reserves is a member of The Vanguard
THE PORTFOLIO         Group of Investment Companies, a family of more than 30
                      investment companies with more than 80 distinct investment
VANGUARD ADMINISTERS  portfolios and total assets in excess of $160 billion.
AND DISTRIBUTES THE   Through their jointly-owned subsidiary, The Vanguard
PORTFOLIO             Group, Inc. ("Vanguard"), the Fund and the other funds in
                      the Group obtain at cost virtually all of their corporate management, administrative, shareholder accounting and distribution services. Vanguard also provides investment advisory services on an at-cost basis to certain Vanguard funds. As a result of Vanguard's unique corporate structure, the Vanguard funds have costs substantially lower than those of most competing mutual funds. In 1994, the average expense ratio (annual costs including advisory fees divided by total net assets) for the Vanguard funds amounted to approximately .30% compared to an average of 1.05% for the mutual fund industry (data provided by Lipper Analytical Services).




                      The Officers of Vanguard Money Market Reserves manage the day-to-day operations of the Portfolio and are responsible to the Board of Directors. The Directors set broad


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                      policies for the Portfolio and choose its Officers. A list of Directors and Officers of the Fund and a statement of their present positions and principal occupations during the past five years can be found in the Statement of Additional Information.


                      Vanguard employs a supporting staff of management and administrative personnel needed to provide the requisite services to the funds and also furnishes the funds with necessary office space, furnishings and equipment. Each fund pays its share of Vanguard's total expenses, which are allocated among the funds under methods approved by the Board of Directors (Trustees) of each fund. In addition, each fund bears its own direct expenses, such as legal, auditing and custodian fees.

                      Vanguard also provides distribution and marketing services to the Vanguard funds. The funds are available on a
                      no-load basis (i.e., there are no sales commissions or
                      12b-1 fees). However, each fund bears its share of the
                      Group's distribution costs.
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INVESTMENT            The Portfolio receives all investment advisory services on
ADVISER               an at-cost basis from Vanguard's Fixed Income Group. The
                      Group provides investment advisory services to more than
VANGUARD MANAGES      40 Vanguard money market and bond portfolios, both taxable
THE PORTFOLIO'S       and tax-exempt. Total assets under management by
INVESTMENTS           Vanguard's Fixed Income Group were $55 billion as of
                      December 31, 1994. The Fixed Income Group is supervised by the Officers of the Portfolio. Ian A. MacKinnon, Senior
                      Vice President of Vanguard, has been in charge of the Group since its inception in 1981.

                      The Fixed Income Group manages the investment and reinvestment of the assets of the Portfolio and continuously reviews, supervises and administers the Portfolio's investment program, subject to the maturity and quality standards specified in this Prospectus and supplemental guidelines approved by the Board of Directors. The Fixed Income Group's selection of investments for the Portfolio is based on: (a) continuing credit analysis of those instruments held in the Portfolio and those being considered for inclusion therein; (b) possible disparities in yield relationships between different money market instruments; and (c) actual or anticipated movements in the general level of interest rates.

                      The Fixed Income Group is also responsible for the allocation of principal business and portfolio brokerage and the negotiation of commissions. The purchase and sale of investment securities will ordinarily be principal transactions. Portfolio securities will normally be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually will be no brokerage commissions paid by the Portfolio for securities purchased directly from an issuer. Purchases from underwriters of securities will include a commission or concession paid by the issuer to the underwriter. Purchases from dealers serving as market makers will include a dealer's mark-up.

                      In purchasing and selling securities, it is the Portfolio's policy to seek to obtain quality execution at the most favorable prices through responsible broker-dealers. In selecting broker-dealers to execute the securities transactions for the Portfolio, consideration will be given to such factors as: the price of the security; the rate of the commission; the size and difficulty of the order; the reliability, integrity,

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                      financial condition, general execution and operational
                      capabilities of competing broker-dealers; and the
                      brokerage and research services provided to the Portfolio.
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DIVIDENDS             The Portfolio's dividends are accrued daily and are
AND TAXES             distributed on the first business day of the month. The
                      Portfolio's dividends will be automatically reinvested in
DIVIDENDS ARE PAID ON additional shares unless the Portfolio is notified
THE FIRST BUSINESS    otherwise.
DAY OF EACH MONTH

                      The Portfolio's dividends are computed and declared as of the regular close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) each day, and are payable to shareholders of record as of 10:45 a.m. (Eastern time) on that day. In other words, shareholders whose purchases of shares are effective as of 10:45 a.m. will receive the dividend for that day. See "Dividend and Trade Date Policy" for more information about the crediting of dividends.


                      Net realized short-term capital gains of the Portfolio, if any, will be distributed whenever the Directors determine that such distributions would be in the best interest of shareholders, but in any event at least once a year. The Portfolio does not expect to realize any long-term capital gains. Should any such gains be realized, they will be distributed annually.


                      In addition, in order to satisfy certain distribution requirements of the Tax Reform Act of 1986, the Portfolio may declare special or regular year-end dividend and capital gains distributions during December. Such distributions, if received by shareholders by January 31, are deemed to have been paid by the Fund and received by shareholders on December 31 of the prior year.


                      Net realized short-term capital gains of the Portfolio, if any, will be distributed whenever the Directors determine that such distributions would be in the best interest of shareholders, but in any event at least once a year. The Portfolio does not expect to realize any long-term capital gains. Should any such gains be realized, they will be distributed annually.


                      In addition, in order to satisfy certain distribution requirements of the Tax Reform Act of 1986, the Portfolio may declare special or regular year-end dividend and capital gains distributions during December. Such distributions, if received by shareholders by January 31, are deemed to have been paid by the Fund and received by shareholders on December 31 of the prior year.


DIVIDENDS WILL BE     The Portfolio intends to continue to qualify for taxation
SUBJECT TO FEDERAL    as a "regulated investment company" under the Internal
INCOME TAX            Revenue Code so that it will not be subject to federal
                      income tax to the extent its income is distributed to shareholders. Dividends paid by the Portfolio from net investment income, whether received in cash or reinvested in additional shares, will be taxable to shareholders as ordinary income. For corporate investors, dividends from net investment income will not qualify for the intercorporate dividends-received deduction.

                      Although the Portfolio does not expect to distribute any long-term capital gains, any capital gains distribution made by the Portfolio would be subject to federal income tax. Such distributions would not qualify for the intercorporate dividends-received deduction.

                      A sale of shares of the Portfolio, either by redemption or exchange, is a taxable event, and may result in a capital gain or loss. However, since the Portfolio seeks to maintain a constant $1.00 share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.

                      Dividend distributions, any capital gains distributions, and any capital gains or losses from redemptions and exchanges may be subject to state and local taxes. However, depending on a state's tax rules, the portion of the Portfolio's income derived from direct U.S. Treasury obligations may be exempt from state and local taxes. Vanguard will indicate each year the portion of the Portfolio's income, if any, that may qualify for this exemption.

                      The Portfolio is required to withhold 31% of taxable dividends, capital gains distributions, and redemptions paid to shareholders who have not complied with IRS taxpayer identification regulations. This withholding requirement may be avoided by certifying on the Account Registration Form the appropriate Taxpayer Identification Number and by certifying that backup withholding does not apply.


                      The Fund has obtained a Certificate of Authority to do business as a foreign corporation in Pennsylvania, and does business and maintains an office in that state. In the opinion of counsel, the shares of each Portfolio of the Fund will be exempt from Pennsylvania personal property taxes.


                      The tax discussion set forth above is included for general information only. Prospective investors should consult their own tax advisers concerning the tax consequences of an investment in the Portfolio. The Portfolio is managed without regard to tax ramifications.
--------------------------------------------------------------------------------

SHARE PRICE           The Portfolio's share price or "net asset value" per share
DETERMINATION         is calculated daily at the regular close of trading on the
                      New York Stock Exchange (generally 4:00 p.m. Eastern time.) The Portfolio determines its net asset value per share by subtracting the Portfolio's liabilities
                      (including accrued expenses and dividends payable) from the total value of the Portfolio's investments and other assets and dividing the result by the total outstanding shares of the Portfolio.

                      For the purpose of calculating the Portfolio's net asset value per share, securities are valued by the "amortized cost" method of valuation, which does not take into account unrealized gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

                      The use of amortized cost and the maintenance of the Portfolio's per share net asset value at $1.00 is based on its election to operate under the provisions of Rule 2a-7 under the Investment Company Act of 1940. As a condition of operating under that rule, the Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 13 months or less, and invest only in securities which are determined by the Directors to present minimal credit risks and which are of high-quality as determined by any major rating service, or in the case of any instrument not so rated, considered by the Directors to be of comparable quality.

                      The Directors have established procedures designed to stabilize the net asset value per share as computed for the purposes of sales and redemptions at $1.00. These procedures include periodic review, as the Directors deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the amortized cost value per share and a net asset value per share based upon available indications of market value. In such a review, investments for which market quotations are readily available are valued at the most recent bid price or quoted yield equivalent for such securities or for securities of comparable maturity, quality and type as obtained from one or more of the major market makers for the securities to be valued. Other investments and assets are valued at fair value, as determined in good faith by the Directors.

                      In the event of a deviation of over 1/2 of 1% between the Portfolio's net asset value based upon available market quotations or market equivalents and $1.00 per share based on amortized cost, the Directors will promptly consider what action, if any, should be taken. The Directors will also take such action as they deem appropriate to eliminate or to reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from differences between the two. Such action may include redeeming shares in kind, selling instruments prior to maturity to realize capital gains or losses or to shorten average maturity, withholding dividends, paying distributions from capital or capital gains, or utilizing a net asset value per share based upon available market quotations.
--------------------------------------------------------------------------------


GENERAL               The Prime Portfolio Institutional Shares, is a class of
INFORMATION           shares offered by Vanguard Money Market Reserves, Inc., a
                      Maryland corporation. The Articles of Incorporation permit the Directors to issue 37,000,000,000 shares of common stock, with a $.001 par value. The Board of Directors has the power to designate one or more Portfolios or classes of shares of common stock and to classify or reclassify any unissued shares with respect to such Portfolios and classes. Currently, the Vanguard Money Market Reserves is offering shares of three Portfolios. The Prime Portfolio offers two separate classes of shares; the Prime Portfolio which is open to investors with a minimum investment of $3,000, and the Prime Portfolio Institutional Shares which are designed for investors who meet certain administrative criteria and a minimum initial investment of $10 million.


                      The shares of the Portfolio are fully paid and non-assessable; have no preference as to conversion, exchange, dividends, retirement or other features; and have no pre-emptive rights. The shares of the Portfolio have non-cumulative voting rights, meaning that the holders of more than 50% of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so.


                      Annual meetings of shareholders will not be held except as required by the Investment Company Act of 1940 and other applicable law. An annual meeting will be held to vote on the removal of a Director or Directors of the Fund if requested in writing by holders of not less than 10% of the outstanding shares of the Fund.


                      CoreStates Bank, N.A., Philadelphia, PA, has been retained to act as Custodian of the assets of the Portfolio. The Vanguard Group, Inc., Valley Forge, PA, serves as the Portfolio's Transfer and Dividend Disbursing Agent. Price Waterhouse LLP serves as independent accountants for the Portfolio and will audit its financial statements annually. The Portfolio is not involved in any litigation.
--------------------------------------------------------------------------------

                               SHAREHOLDER GUIDE

OPENING AN
ACCOUNT AND
PURCHASING
SHARES To open a new account, complete an Account Registration Form and mail it to:

                                  VANGUARD FINANCIAL CENTER
                                  VANGUARD PRIME PORTFOLIO INSTITUTIONAL SHARES
                                  ATTN: INSTITUTIONAL INVESTOR SERVICES
                                  P.O. BOX 1472
                                  VALLEY FORGE, PA 19482

                      For express or registered mail, send your registration form to: Vanguard Financial Center, Vanguard Prime Portfolio Institutional Shares, Attn: Institutional Investor Services, 100 Vanguard Boulevard, Malvern, PA 19355.

                      Once the account has been opened, Vanguard will assign an Institutional Investor Services Representative for future account transactions.

                      Shares of the Portfolio may be purchased by Federal Funds wire. The minimum initial investment for the Portfolio is $10 million. Please contact your Institutional Investor Services Representative or call the Vanguard Group at 1-800-523-1188 to notify the Portfolio of the intended investment and to receive an account number. Wiring instructions are provided below.

                      Subsequent investments of $5 million or more will qualify for dividends on the date of purchase if Vanguard is notified one business day in advance of the intended purchase, and a Federal Funds wire is received by the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) on the date of purchase. See "Dividend and Trade Date Policy".

ADDITIONAL
INVESTMENTS
Please contact your
Institutional Investor
Services Representative
                      Additional investments may be made at any time by wiring monies to Vanguard. As noted above, subsequent investments of $5 million or more require prior day notification to qualify for dividends on the date of purchase. To ensure prompt investment, please notify your Institutional Investor Services Representative in advance of the wire.
--------------------------------------------------------------------------------

PURCHASING BY WIRE
BEFORE WIRING
Please contact
your institutional
Investor Services
Representative        Monies should be wired to:

                                  CORESTATES BANK, N.A.
                                  ABA 031000011
                                  CORESTATES NO 0144 6936
                                  ATTN VANGUARD
                                  VANGUARD MONEY MARKET RESERVES
                                  VANGUARD PRIME PORTFOLIO INSTITUTIONAL SHARES ACCOUNT NUMBER
                                  ACCOUNT REGISTRATION

                      To ensure proper receipt, please be sure to include in the wiring instructions the complete Portfolio name and the account number Vanguard has assigned. Note: Federal Funds wire purchase orders will be accepted only when the Portfolio and Custodian Bank are open for business.
--------------------------------------------------------------------------------

PURCHASING BY
EXCHANGE (from a
Vanguard account)     Purchases may also be made by exchange from an existing
                      Vanguard Fund account. However, the Portfolio reserves the right to refuse any exchange purchase request. Please call your Institutional Investor Services Representative or call Participant Services at 1-800-523-1188 for more information.

DIVIDEND
DISTRIBUTIONS         Dividend distributions paid by the Portfolio will be
                      automatically reinvested in additional Portfolio shares. A cash dividend option is also available from the Portfolio.
                      Please contact your Institutional Investor Services
                      Representative for further information.

CERTIFICATES          Share certificates will not be issued for the Portfolio.

ELECTRONIC
PROSPECTUS
DELIVERY If you would prefer to receive a prospectus for the Fund or any of the Vanguard Funds in an electronic format, please call 1-800-231-7870 for additional information. If you elect to do so, you may also receive a paper copy of the prospectus, by calling 1-800-523-1188.
--------------------------------------------------------------------------------

DIVIDEND AND
TRADE DATE POLICY     Investments will qualify for dividends on the date of
                      purchase under the following conditions:

                      - FOR INVESTMENTS OF $5 MILLION OR MORE: The Portfolio
                        must be notified of the intended purchase by 4:00 p.m. (Eastern time) on the prior business day and the Federal Funds wire must be received by Vanguard by 4:00 p.m. (Eastern time) on the day of purchase.

                      - FOR INVESTMENTS OF LESS THAN $5 MILLION: The Portfolio
                        must be notified of the intended purchase by 10:45 a.m. (Eastern time) on the day of purchase and the Federal Funds wire must be received by 4:00 p.m. (Eastern time).

                      Generally, if these requirements are not met, an investment will begin to earn dividends on the business day following receipt of a Federal Funds wire.

                      The trade date, the day on which an account is credited, is generally the day on which the Portfolio receives an investment in the form of Federal Funds. For purchases by Federal Funds wire or by exchange, the Portfolio is credited immediately with Federal Funds. If a purchase by Federal Funds wire or exchange is received by the close of the Exchange, the trade date is the day of receipt. If a purchase is received after the close of the Exchange, the trade date is the business day following the receipt of the wire or exchange. Vanguard will not accept third-party checks to open an account. Please be sure your purchase is made payable to the Vanguard Group.

                      The Portfolio reserves the right to suspend the offering of shares for a period of time. The Portfolio also reserves the right to reject any specific purchase request.
--------------------------------------------------------------------------------


SELLING SHARES
WIRE PROCEEDS         Any portion of an account may be withdrawn by contacting
                      your Institutional Investor Services Representative. The redemption proceeds will be wired to the bank account indicated on the Account Registration Form normally on the business day following receipt of a request.

                      For a redemption of an entire account balance, accrued dividends will not be included in the initial redemption wire, but will be sent separately by check or wire.

                      Wire redemptions of less than $5,000 are subject to a $5 charge deducted from the principal in your account. There is no charge for wire redemptions of $5,000 or more, or for subsequent dividend wires.

                      For our mutual protection, wiring instructions must be on file at Vanguard prior to executing any redemption request. A request to change the bank account associated with the wire redemption feature or a request to wire funds to a bank other than that on file must be received in writing. A signature guarantee of an authorized officer is required if the bank registration is not identical to the Vanguard Fund account registration.
--------------------------------------------------------------------------------

SELLING BY EXCHANGE   Shares may also be sold by making an exchange to another
                      Vanguard Fund account. For further information, please
                      contact your Institutional Investor Services
                      Representative.
--------------------------------------------------------------------------------

OTHER REDEMPTION
INFORMATION           The Portfolio may suspend the redemption rights or
                      postpone payment at times when the New York Stock Exchange is closed or under any emergency circumstances as determined by the United States Securities and Exchange
                      Commission.


                      The Portfolio reserves the right, for any account with a balance of less than $10 million, either to redeem shares or to transfer the account balance to another identically registered Vanguard money market portfolio. Shareholders will be provided with 60 days notice before any action is taken.

--------------------------------------------------------------------------------

EXCHANGING
SHARES Shares of the Portfolio may be exchanged for those of other available Vanguard Funds either by telephone or mail. Contact your Institutional Investor Services Representative for further information. Telephone exchange requests must ordinarily be received by the close of trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) in order to be processed on the date of receipt. The new Fund account will bear the identical registration of the Vanguard Institutional Money Market Portfolio account.

                      Telephone exchanges are not permitted for several Vanguard Funds, and there also may be restrictions on new investments in certain Funds. Large exchange requests (i.e., those over $250,000) require prior approval by Vanguard on behalf of the Fund. Contact your Institutional Investor Services Representative for full information, including a prospectus.

                      Neither the Portfolio nor Vanguard is responsible for the authenticity of exchange instructions received by telephone. Every effort will be made to maintain the exchange privilege. However, the Portfolio reserves the right to revise or terminate its provisions, limit the amount of or reject any exchange, as deemed necessary, at any time.
--------------------------------------------------------------------------------

IMPORTANT
INFORMATION
ABOUT TELEPHONE
TRANSACTIONS          The ability to initiate redemptions (except wire
                      redemptions) and exchanges by telephone is automatically established on your account unless you request in writing that telephone transactions on your account not be permitted. The ability to initiate wire redemptions by telephone will be established on your account only if you specifically elect this option in writing.

                      To protect your account from losses resulting from unauthorized or fraudulent telephone instructions, Vanguard adheres to the following security procedures:

                      1. SECURITY CHECK.  To request a transaction by telephone, the caller must know (i) the name of the Portfolio;
                         (ii) the 10-digit account number; (iii) the exact name and address used in the registration; and (iv) the Social Security or Employer Identification number listed on the account.

                      2. PAYMENT POLICY.  The proceeds of any telephone
                         redemption by mail will be made payable to the registered shareowner and mailed to the address of record, only. In the case of a telephone redemption by wire, the wire transfer will be made only in accordance with the shareowner's prior written instructions.

                      Neither the Portfolio nor Vanguard will be responsible for the authenticity of transaction instructions received by telephone, provided that reasonable security procedures have been followed. Vanguard believes that the security procedures described above are reasonable, and that if such procedures are followed, you will bear the risk of any losses resulting from unauthorized or fraudulent telephone transactions on your account.
--------------------------------------------------------------------------------

OTHER ACCOUNT
INFORMATION           For corporate investors, a current corporate resolution
                      must be maintained on file at Vanguard at all times. The initial application serves as a corporate resolution. Any revisions to a corporate resolution must be submitted to your Institutional Investor Services Representative at
                      Vanguard.

                      To change the registration of an account, a request must be submitted in writing to Vanguard and include the following information: the account number and portfolio name; authorized signatures; any applicable signature guarantees; and other supporting legal documents as necessary.

                      All requests should be mailed to the following address:

                                  VANGUARD FINANCIAL CENTER
                                  ATTN: INSTITUTIONAL INVESTOR SERVICES
                                  P.O. BOX 1472
                                  VALLEY FORGE, PA 19482
--------------------------------------------------------------------------------

                     (THIS PAGE INTENTIONALLY LEFT BLANK.)

                     (THIS PAGE INTENTIONALLY LEFT BLANK.)

--------------------------------------------------------------------------------

                                                                                                   [LOGO]
                                       [VANGUARD
                                 MONEY MARKET RESERVES
                                 ---------------------------
                                    PRIME PORTFOLIO
                                 INSTITUTIONAL SHARES                                             [VANGUARD
                                        LOGO]                                               MONEY MARKET RESERVES
                                 ---------------------------                                ---------------------
                                 THE VANGUARD GROUP                                             PRIME PORTFOLIO
                                 OF INVESTMENT                                              INSTITUTIONAL SHARES
                                 COMPANIES                                                         LOGO]
                                 INSTITUTIONAL INVESTOR SERVICE
                                 Vanguard Financial Center
                                 P.O. Box 2600                                           P  R  O  S  P  E  C  T  U  S
                                 Valley Forge, PA 19482

                                                                                              OCTOBER --, 1995
                                 PARTICIPANT SERVICES:
                                 1-800-523-1188


                                 TRANSFER AGENT:
                                 The Vanguard Group, Inc.
                                 Vanguard Financial Center
PI066                            Valley Forge, PA 19482
                                                                                          [THE VANGUARD GROUP LOGO]


--------------------------------------------------------------------------------

   VANGUARD INSTITUTIONAL PORTFOLIOS -- INSTITUTIONAL MONEY MARKET PORTFOLIO
                         VANGUARD MONEY MARKET RESERVES

                    COMBINED PROXY STATEMENT AND PROSPECTUS

                               TABLE OF CONTENTS


                                                                                            PAGE
                                                                                         ----------
Cover Page.............................................................................           2
Notice of Special Meeting of Shareholders..............................................           3
Approval or Disapproval of the Proposed Reorganization.................................           4
Summary................................................................................           4
     Portfolio Expenses................................................................           5
     Comparison of the Institutional Portfolio and the Prime Portfolio.................           5
     The Proposed Reorganization.......................................................           8
Additional Information about the Proposed Reorganization...............................           9
     Reasons for the Proposed Reorganization...........................................           9
     The Plan of Reorganization........................................................           9
     Expenses of the Reorganization....................................................           9
     Tax Consequences..................................................................          10
     Shareholders' Rights..............................................................          10
Capitalization.........................................................................          11
Additional Information on the Institutional Portfolio and Vanguard Money Market
  Reserves.............................................................................          11
     The Institutional Portfolio.......................................................          11
     Vanguard Money Market Reserves....................................................          12
     The Vanguard Group................................................................          13
     Litigation........................................................................          13
Performance Summary....................................................................          14
Financial Statements and Experts.......................................................          15
Information filed with the Securities and Exchange Commission..........................          16
Vote Required..........................................................................          16
Other Matters..........................................................................          16
Agreement and Plan of Reorganization...................................................   Exhibit I
Vanguard Money Market Reserves Prospectus..............................................  Exhibit II


(LOGO)G

            VANGUARD INSTITUTIONAL PORTFOLIOS, INC. -- INSTITUTIONAL
                             MONEY MARKET PORTFOLIO
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     THE UNDERSIGNED HEREBY APPOINTS JOHN C. BOGLE, BURTON G. MALKIEL AND RAYMOND J. KLAPINSKY AS PROXIES, EACH WITH POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE AS DESIGNATED BELOW, ALL THE SHARES OF THE INSTITUTIONAL MONEY MARKET PORTFOLIO (THE "INSTITUTIONAL PORTFOLIO") OF VANGUARD INSTITUTIONAL PORTFOLIOS, INC. (THE "FUND") HELD ON RECORD BY THE UNDERSIGNED ON SEPTEMBER 27, 1995, AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 20, 1995, OR AT ANY ADJOURNMENT THEREOF.


                              SUMMARY OF PROPOSALS

TO VOTE MARK AN X IN THE APPROPRIATE BOX ON THE PROXY CARD BELOW


     A. Proposal to approve a Plan of Reorganization providing for (i) the acquisition of substantially all of the assets of the Institutional Portfolio by the Prime Portfolio of Vanguard Money Market Reserves in exchange for shares of an institutional class of the Prime Portfolio; (ii) the pro rata distribution of such shares to shareholders of the Institutional Portfolio according to their respective interests and; (iii) the deregistration of the Fund as an investment company and dissolution of the Fund as a Maryland corporation.



             FOR / /             AGAINST / /             ABSTAIN / /


     By signing and dating the lower portion of this card, you authorize the proxies to vote each proposal as marked, or, if not marked to vote "FOR" the proposal and to use their discretion to vote any other matter as may properly come before the meeting. If you do not intend to personally attend the meeting, please complete, detach and mail the lower portion of this card at once in the enclosed envelope.

            VANGUARD INSTITUTIONAL PORTFOLIOS, INC. -- INSTITUTIONAL
                             MONEY MARKET PORTFOLIO

(DETACH HERE AND RETURN THIS PORTION ONLY)

              THIS PROXY MUST BE SIGNED AND DATED ON REVERSE SIDE

                                PART A & PART B

     Parts A and B of the Fund's Registration Statement which were filed on Form N-14 on August 18, 1995 (Post-Effective Amendment No. 45 under the Securities Act of 1933, File No. 2-52698) are hereby incorporated by reference in their entirety.

                      VANGUARD MONEY MARKET RESERVES, INC.
                      REGISTRATION STATEMENT ON FORM N-14
                                     PART B
                      STATEMENT OF ADDITIONAL INFORMATION


                                OCTOBER 2, 1995



     This statement is not a prospectus, but should be read in conjunction with the Combined Proxy Statement and Prospectus of Vanguard Money Market Reserves, Inc. ("Vanguard Money Market Reserves") and Vanguard Institutional Portfolios, Inc. -- Institutional Money Market Portfolio ("Institutional Portfolio") dated September 28, 1995. Vanguard Money Market Reserves' Prospectus (dated March 17,
1995) and Statement of Additional Information (dated March 17, 1995) (File No. 2-52698) and the 1994 Annual Report to Shareholders of Vanguard Money Market Reserves (File No. 811-02554, filed January 25, 1995), and the 1994 Annual Report to Shareholders of the Institutional Portfolio (File No. 811-5768, filed December 27, 1994), are on file with the Securities and Exchange Commission and are hereby incorporated by reference. Each of the aforementioned documents may be obtained without charge by writing to Vanguard Financial Center, 100 Vanguard Boulevard, (P.O. Box 876), Valley Forge, PA 19482 or by calling 1-800-662-7447.

                      VANGUARD MONEY MARKET RESERVES, INC.
                      REGISTRATION STATEMENT ON FORM N-14
                                     PART C
                               OTHER INFORMATION

ITEM 15. INDEMNIFICATION

     Article TENTH of the Registrant's Amended and Restated Articles of Incorporation provides as follows:

     "TENTH: (a) The corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise be entitled. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have had the power to indemnify such liability.

     (b) Nothing in this Article protects or purports to protect, or may be interpreted or construed to protect, any director or officer against any liability to the corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     (c) Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article."

ITEM 16. EXHIBITS

      (1) Amended and Restated Articles of Incorporation of Registrant.*
      (2) Amended and Restated By-Laws of Registrant.*
      (3) Not applicable.

      (4) Agreement and Plan of Reorganization dated September 27, 1995, filed as part of the Combined Proxy Statement and Prospectus.*

      (5) Specimen stock certificate of Registrant.*
      (6) Investment Advisory Agreement.*
      (7) Not applicable.
      (8) Not applicable.
      (9) Copy of Custodian Agreement with CoreStates Bank, N.A.*
     (10) Not applicable.
     (11) Not applicable.
     (12) Opinion of Stradley, Ronon, Stevens & Young relating to Federal tax matters.***
     (13) Not applicable.

     (14) Consent of Price Waterhouse LLP.*

     (15) Not applicable.
     (16) Not applicable.
     (17) Not applicable.
---------------
  * Previously Filed.
 ** Filed Herewith.
*** To Be Filed.

ITEM 17. UNDERTAKINGS

     (1) The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of this Rule 145(c) of the Securities Act the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.


     (3) The undersigned registrant agrees that it will file with the Commission a Post-Effective Amendment to the Funds Registration Statement including the Opinion of Stradley, Ronon, Stevens & Young relating to federal tax matters, within a reasonable time after the tax opinion that will be delivered in connection with the Proposed Reorganization has been received by the undersigned registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant hereby has duly caused this Pre-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Valley Forge and the Commonwealth of Pennsylvania, on the 2nd day of October, 1995.


     VANGUARD MONEY MARKET RESERVES, INC.

BY: (Raymond J. Klapinsky) John C. Bogle*, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

BY: (Raymond J. Klapinsky)
     John C. Bogle*, Chairman of the Board,
     Director and Chief Executive Officer

     October 2, 1995


BY: (Raymond J. Klapinsky)
     John J. Brennan*, Director and President

     October 2, 1995


BY: (Raymond J. Klapinsky)
     Barbara B. Hauptfuhrer*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     Burton G. Malkiel*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     Bruce K. MacLaury*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     John C. Sawhill*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     James O. Welch, Jr.*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     J. Lawrence Wilson*, Director

     October 2, 1995


BY: (Raymond J. Klapinsky)
     Richard F. Hyland*, Treasurer and Principal
     Financial Officer and Accounting Officer

     October 2, 1995


BY:  Raymond J. Klapinsky
     Raymond J. Klapinsky*, Secretary

     October 2, 1995


*By Power of Attorney. See File Number 2-14336, January 23, 1990. Incorporated by Reference.